Exhibit 99.1

eMagin Reports 2007 Results: Revenue Growth of 115%, Improves Margins

BELLEVUE, Wash.--(BUSINESS WIRE)—April 11, 2008--eMagin Corporation (OTCBB:EMAN), the leader in OLED and personal imaging technologies, has issued financial results for its fiscal year and fourth quarter ending December 31, 2007. The results show record revenues with year-over-year results improving by 115% for the full year of 2007.

Financial Summary

-- Revenue for the three and twelve months ending December 31, 2007, of $ 4.6 million and $17.6 million increased 81% and 115%, respectively, from $2.6 million and $8.2 million for the quarter and year ending December 31, 2006. The growth in revenue was directly attributable to increased sales of our microdisplays to military, industrial, and dual-use OEMs, with military OEM growth of 100% driving results.

-- Cost of goods increased 46% to $3.5 million for the quarter ended December 31, 2007 from $2.4 million in 2006. For the full year the cost of goods were $12.6 million in 2007 as compared to $11.4 million in 2006.

-- Gross margins were a record $1.1 million in the fourth quarter and $4.9 million for the full year, compared to gross margins of positive $138,000 and negative ($3.2) million for the same periods the prior year. These improvements reflect the impact of increased sales volumes and low variable production costs in our cost of sales.

-- Operating expenses for 2007 were $2.0 million for the fourth quarter and $9.5 million for the full year compared to $3.1 million and $13.3 million for the same periods in 2006.

-- Net loss for the three months ending December 31, 2007 was ($1.2 million) compared to ($1.5 million) in 2006. For the full year 2007 net loss was ($18.5 million) compared to a net loss of ($15.3 million) during 2006. Approximately $10.7 million of the loss in 2007 was related to the exchange of the 8% senior secured convertible notes and related warrants for the 6% senior secured convertible notes and warrants.

Loss per share for the three and 12 months ending December 31, 2007, were $(0.09) and $(1.59) compared to the same periods ending December 30, 2006, of $(0.15) and $(1.52) per share. For the 12 months ending December 31, 2007, ($0.92) per share related to charges for the restructuring of approximately $6 million of senior secured convertible notes and related warrants mentioned above

Selected Highlights

•
eMagin ranked 15th on Deloitte's Washington State Technology Fast 50 listing of the fastest growing technology, media, telecommunications, and life sciences companies in the state. On Deloitte's national list eMagin was listed as the 459th fastest growing firm nation wide.

•
eMagin won several major government R&D programs totally about $6 million to enhance its technology and assist in the development of new high resolution display designs. These programs should initiate during 2008 and are additive to about $4 million in programs already underway.

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At the Society for Information Display Conference, eMagin demonstrated its new prototype SVGA-3DS microdisplay, which offers both analog and digital signal processing in a compact display (0.44-inch) with greater power efficiency. The world's finest pixel pitch (11.1 microns) OLED device would eliminate the need for extra circuitry and components while allowing for a smaller display module design with increased functionality, with no increase in power consumption.

•	The Z800 3DVisor (TM) won recognition for its functionality in Chatten Associate's head-aimed remote viewer (HARV) system, one of Advanced Imaging's Solutions of the Year.

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FLIR Systems chose eMagin microdisplays for its innovative ThermaCAM P640 thermal video camera. Ideal for top-level thermography, the P640 can resolve greater detail with smaller targets, yielding more informative and higher quality thermal images.

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Medicaa's new therapeutic application for the Z800 3DVisor won approval from the U.S. Food & Drug Administration. The medical hardware developer has integrated the popular gaming device into its Balance Rehabilitation Unit for treating patients with balance disorders, vertigo or instability.

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Saab Avitronics has chosen eMagin microdisplays for its news Multi-Purpose Virtual Image Display (VID). The unit comprises high-performance magnifying optics and the OLED, sealed in an aluminum casing.

"2007 was a year of significant achievements in terms of advancing our strategic objectives. Increased demand for high performance power efficient displays to support combat, simulation and training was the primary driver, complemented by contributions from our homeland defense and private sector business,” said Admiral Thomas Paulsen, eMagin’s non-executive chairman and interim chief executive officer. “We continue to fulfill the promise of growing sales revenues while improving our margins. Our ongoing progress in expanding our product pipeline and strategic marketing along with operational and technology developments has positioned us for a productive 2008.”

Full results are available in the company's 10K report for the fiscal year ending December 31, 2007, to be filed with the SEC.

About eMagin Corporation

A leader in OLED microdisplay technology, eMagin integrates high-resolution OLED microdisplays with magnifying optics to deliver virtual images comparable to large-screen computer and television displays in portable, low-power, lightweight personal displays. eMagin microdisplays provide near-eye imagery in a variety of products from military, industrial, medical and consumer OEMs. The company's own Z800 3DVisor provides 3D stereovision and headtracking for PC gaming, training and simulation, immersion therapy, and other applications. eMagin's microdisplay manufacturing and R&D operations are co-located with IBM on its campus in East Fishkill, New York. System design facilities and sales and marketing are located in Bellevue, Washington. More information about eMagin and its products is available at www.emagin.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation and its subsidiaries' expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to eMagin's management as of the date hereof, and actual results may vary based upon future events, both within and without eMagin management's control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

Note: eMagin is a trademark of eMagin Corporation.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$713	$1,415
Investments – held to maturity	94	171
Accounts receivable, net	2,383	908
Inventory	1,815	2,485
Prepaid expenses and other current assets	850	656
Total current assets	5,855	5,635
Equipment, furniture and leasehold improvements, net	292	666
Intangible assets, net	51	55
Other assets	232	233
Deferred financing costs, net	218	416
Total assets	$6,648	$7,005

LIABILITIES AND CAPITAL DEFICIT
Current liabilities:
Accounts payable	$620	$1,192
Accrued compensation	891	959
Other accrued expenses	729	749
Advance payments	35	444
Deferred revenue	179	126
Current portion of debt	7,089	1,223
Derivative liability - warrants	—	1,195
Other current liabilities	1,020	52
Total current liabilities	10,563	5,940

Long-term debt	60	2,229
Total liabilities	10,623	8,169

Commitments and contingencies

Capital deficit:
Preferred stock, $.001 par value: authorized 10,000,000 shares; no shares issued and outstanding	—	—
Series A Senior Secured Convertible Preferred stock, stated value $1,000 per share, $.001 par value: 3,198 shares designated and none issued	—	—
Common stock, $.001 par value: authorized 200,000,000 shares, issued and outstanding, 12,620,900 shares in 2007 and 10,341,029 shares in 2006	12	10
Additional paid in capital	195,326	179,651
Accumulated deficit	(199,313)	(180,825)
Total capital deficit	(3,975)	(1,164)
Total liabilities and capital deficit	$6,648	$7,005

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2007	2006	2005
	(In thousands, except per share data)
Revenue:
Product revenue	$16,169	$7,983	$3,709
Contract revenue	1,385	186	36
Total revenue, net	17,554	8,169	3,745

Cost of goods sold	12,628	11,359	10,219

Gross profit (loss)	4,926	(3,190)	(6,474)
Operating expenses:
Research and development	2,949	4,406	4,020
Selling, general and administrative	6,591	8,860	6,316
Total operating expenses	9,540	13,266	10,336
Loss from operations	(4,614)	(16,456)	(16,810)
Other income (expense):
Interest expense	(3,087)	(1,306)	(4)
Loss on extinguishment of debt	(10,749)	—	—
(Loss) gain on warrant derivative liability	(853)	2,405	—
Other income, net	815	91	286
Total other (expense) income, net	(13,874)	1,190	282
Net loss	$(18,488)	$(15,266)	$(16,528)

Loss per share, basic and diluted	$(1.59)	$(1.52)	$(1.94)
Weighted average number of shares outstanding:
Basic and diluted	11,633	10,058	8,541

CONTACT: eMagin Corporation
Susan Jones, 425-749-3614
sjones@emagin.com
SOURCE: eMagin Corporation